SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2003

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875 (Commission File Number)	13-1337610 (IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina (Address of principal executive offices)	27893 (Zip Code)

(252) 291-5507

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

The Board of Directors of Standard Commercial Corporation, a North Carolina corporation (the “Company”), has approved and the Company has entered into Amendment No. 1, dated as of February 21, 2003 (the “Amendment”), to the Shareholder Protection Rights Agreement, dated as of April 5, 1994 (the “Rights Agreement”), between the Company and Wachovia Bank, N.A. (f/k/a First Union National Bank of North Carolina), a national banking association, as rights agent. The Amendment amended the definition of the term “Acquiring Person” set forth in Section 1 of the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is incorporated herein by reference. Copies of the Rights Agreement, as amended, are available free of charge from the Company.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

4.1    Amendment No. 1, dated as of February 21, 2003, to the Shareholder Protection Rights Agreement, dated as of April 5, 1994 (the “Rights Agreement”), between the Company and Wachovia Bank, N.A. (f/k/a First Union National Bank of North Carolina), as rights agent (filed as Exhibit 4.1 to the Company’s Form 8-A/A (Amendment No. 1) dated as of February 21, 2003, and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: February 21, 2003	/s/ Robert A. Sheets
Robert A. Sheets Vice President and Chief Financial Officer (Principal Financial Officer)